UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

AirSculpt Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

1111 Lincoln Road, Suite 802
Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(786) 709-9690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employment Agreement of Chief Accounting Officer

On December 20, 2024, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved an increase to the 2025 annual base salary and target short-term incentive compensation for Mr. Philip Bodie to $325,000 and $162,500 (50% of annual base salary), respectively, in connection with his appointment to Chief Accounting Officer. Mr. Bodie will continue to be eligible to participate in the Company’s 2021 Equity Incentive Plan, and the Committee approved the grant of a 2025 annual equity award having a grant date value of 50% of Mr. Bodie’s annual base salary on terms substantially similar to the Company’s other executive officers, subject to the terms and conditions of the applicable grant agreement. The other terms of Mr. Bodie’s compensation and employment remain unchanged. A copy of the amendment to Mr. Bodie’s employment agreement setting forth these changes. is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the changes to Mr. Bodie’s annual compensation is qualified in its entirety by reference to the full text of the amendment to Mr. Bodie’s employment agreement.

Director Departure

On December 24, 2024, Pamela Netzky, resigned as a director and as a member of the Nominating and Corporate Governance Committee of the Board. The resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment, dated December 26, 2024, to the Employment Agreement dated July 1, 2022 between the Company and Philip Bodie
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AirSculpt Technologies, Inc.

Date: December 26, 2024	By:	/s/ Dennis Dean
	Name:	Dennis Dean
	Title:	Interim Chief Executive Officer and Chief Financial Officer